EXHIBIT 23.2


June  24,  2002

Ableauctions.com,  Inc.
1963  Lougheed  Highway
Coquitlam,  B.C.
V3K  3T8

Dear  Sirs:

RE  ABLEAUCTIONS.COM,  INC.
---------------------------


We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated March 15, 2001, in the Registration Statement (Form S-1) No.333-00000 and related Prospectus of Ableauctions.com, Inc.



"SHIKAZE  RALSTON  TAM  KUROZUMI"


Vancouver,  British  Columbia
June  24,  2002